EXHIBIT 99.1
Press Release, dated October 29, 2003, issued by Axeda Systems Inc. announcing its financial results for the third quarter of 2003.


Contact:
Idalia Rodriguez
+1-610-407-7345
ir@axeda.com

           AXEDA SYSTEMS REPORTS 2003 THIRD QUARTER FINANCIAL RESULTS

      DRM Revenues up 25%, Net loss reduced by71%, from Third Quarter 2002

Mansfield, MA - October 29, 2003 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its third quarter ended September 30, 2003.

DRM revenues for the quarter ended September 30, 2003 were $3.5 million, reflecting an increase of 25% over third quarter 2002 DRM revenues of $2.8 million. Total revenues decreased in comparison to the third quarter of 2002 from $4.4 million to $3.6 million, reflecting the Company's exit from its PC and hardware businesses, but increased by 30% sequentially from second quarter 2003 total revenues of $2.8 million.

The net loss for the third quarter of 2003 was reduced by 71% to $(1.8) million, or $(0.07) per share, as compared to $(6.3) million, or $(0.23) per share, reported in the third quarter of 2002. Net loss for the third quarter of 2003 excluding non-cash expenses for depreciation, amortization, and stock-based compensation, totaling $0.6 million, and the non-cash financing-related gain of $0.6 million was $(1.9) million, or $(0.07) per share, compared to $(5.2) million, or $(0.19) per share, for the comparable quarter of 2002. (A table reconciling this non-GAAP financial measure to the most directly comparable GAAP measure is included in this press release.)

"I am very pleased with the strength of our financial performance, which resulted in another quarter of significant DRM revenue growth, five new enterprise customers, and a considerable reduction in operating costs. We also strengthened our balance sheet with an infusion of $6.0 million in cash from a private placement of our stock," said Robert M. Russell Jr., chairman and CEO of Axeda. "Our momentum continues to grow with the market's increasing awareness of the significant benefits we deliver by enabling proactive customer service and industry analysts recognizing Axeda's contribution as a leading innovator shaping its market. The combination of revenue growth and expense control brings us closer to achieving profitability."

Business Highlights
The following highlights were announced since Axeda Systems' last earnings statement:

October 22 - Axeda DRM wins the Leonards 2003 award for innovation at the prestigious Automation-Optimation Europe 2003 Expo.

October 14 - Axeda, along with six leading companies participated in the Association for Services Management International's (AFSMI) Tri-State Fall kick-off meeting in Parsippany, NJ.

October 6 - Procket Networks licenses Axeda DRMTM System to remotely monitor and manage their high-availability router series to deliver industry-leading support levels by remotely monitoring and proactively managing product inventories and configurations in real-time on products deployed around the world.

September 26 - Axeda DRM 3.6 Release - This new release adds hundreds of improvements throughout the product. The rate of device deployment is accelerated for customer acceptance with remote diagnosis, repair, and self-healing capabilities now expanded. Multiple service personnel and customers can collaborate with shared Axeda Access Remote Terminal sessions.

September 23 - The Company completed a $6.0 million private placement financing through the sale of common stock and warrants to the Special Situations Funds.

September 12 - Axeda and WAGO announced an integrated solution for the building automation market. The companies will collaborate to provide a highly flexible and cost effective alternative to existing proprietary building automation solutions allowing customers to unify the monitoring of building utilities into a single system.
September 2 - Elekta licensed Axeda DRM(TM) for the remote monitoring of precision radiation oncology solutions to further improve Elekta's service and remote diagnostics capabilities for their digital linear accelerators. August 22
- IDEXX Laboratories, a world leader in veterinary diagnostics, licensed the Axeda DRM(TM) System to explore the capability of proactive monitoring, service, and support of its LaserCyte(TM) Hematology System.
August 20 - Axeda Supervisor TM with WizconTM 8.3 released. The new release enhances the Axeda Supervisor product suite to improve connectivity and enable faster development of advanced web-based automation and control applications. August 14 - Axeda is selected to The FocalPoint 40(TM), a unique group of forty North American companies that is shaping the market for machine-to-machine (M2M) communications.

Financial Results Conference Call Information
Investors may access this call live today at 5:30 EST at http://www.axeda.com/earnings or dial in to 800-627-7382 or 706-643-1536. A web replay of the call will be available at http://www.axeda.com/earnings following the call. A digital recording will be available two hours after the completion of the conference until November 19, 2003, at 706-645-9291, Conference ID:
3216512.

Management believes that adjusted net loss is a useful indicator of the Company's ongoing operating performance, and a tool that can provide meaningful insight into financial performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America ("GAAP"). The following table reconciles adjusted net loss to net loss under GAAP.


              Reconciliation of Adjusted Net Loss to Net Loss Under
                   GAAP In thousands, except per share amounts

                                                      Quarter ended
                                                      -------------
                                              September 30,    September 30,
                                                    2003           2002
                                                    ----           ----

Net loss under GAAP                              $ (1,811)      $ (6,311)
                                                 ---------      ---------

Non-cash expenses:
    Depreciation and amortization                  $ 437           $ 947
    Stock-based compensation                       $ 146          $ 151
                                                   -----          -----
Total non-cash expenses                            $ 583         $1,098
                                                   -----         ------

Non-cash financing-related gain(1)                $ (645)          $ -
                                                  -------          ---

Adjusted net loss                                $ (1,873)      $ (5,213)
                                                 =========      =========

Adjusted net loss per share                       $ (0.07)       $ (0.19)
                                                  ========       ========

Weighted average number of common
shares outstanding used in calculation
of adjusted net loss per share                     27,741         27,222
                                                   ======         ======


(1)In connection with our $6 million private placement in September 2003, we issued warrants to purchase shares of our common stock. Under current accounting rules this financing-related liability must be recorded at fair value, with changes in the fair value in each reporting period being recorded as a financing gain or financing loss in the consolidated statement of operations.


About Axeda(R)
Axeda Systems Inc. (NASDAQ: XEDA) is the world's leading provider of device relationship management (DRM) enterprise software and services. Axeda helps businesses become more competitive by using the Internet to extract real-time information hidden in their intelligent devices. The Company's flagship product, the Axeda Device Relationship Management System(TM), is a distributed software solution that lets businesses remotely monitor, manage, and service intelligent devices deployed around the world, allowing them to optimize their service, development, sales, and manufacturing operations. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Printer and Copier, and Industrial and Building Automation Equipment. Axeda has sales and service offices in the US, Europe, and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.


(C) 2003 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Enterprise, Axeda Software Management, Firewall-Friendly, Axeda Supervisor, Wizcon, and Access. Insight. In Real Time. are trademarks or registered trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.


This press release contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future profitability, the growing DRM market and our leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, but are not limited to: our ability to become profitable; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; our ability to raise capital; the potential for NASDAQ delisting; declining sales of our legacy products; our dependence on the cyclical software industry; present and future competition; our ability to manage technological change and respond to evolving industry standards; the long sales cycle for DRM solutions; our customers' ability to integrate our DRM solutions into and deploy their products successfully and in a timely fashion; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Readers are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                                                ###

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

                                                    September 30,   December 31,
                                                       2003            2002
                                                    -------------   ------------
                                                   (unaudited)
Current assets:
Cash and cash equivalents                         $  11,355         $ 19,065
Accounts receivable, net                              3,475            3,305
Prepaid expenses and other current assets               741              973
                                                       ----              ---
Total current assets                                 15,571           23,343
                                                    -------           ------

Furniture and equipment, net                          2,433            3,111
Goodwill                                              3,575            3,651
Identifiable intangible assets, net                   1,589            2,087
Other assets                                            319              321
                                                       ----              ---
Total assets                                      $  23,487         $ 32,513
                                                  =========         ========

Current liabilities:
Current portion of notes payable                   $    503          $    238
Accounts payable                                      1,184             2,448
Accrued expenses                                      5,417             8,015
Income taxes payable                                    763               616
Deferred revenue                                      1,244             1,078
                                                    --------        ---------
Total current liabilities                             9,111            12,395

Non-current liabilities:
Notes payable, less current portion                      38                14
Other non-current liabilities                           838             1,032
Financing-related liability                           2,765                -
                                                      -----         ---------

Total liabilities                                    12,752            13,441

Total stockholders' equity                           10,735            19,072
                                                    -------         ---------

Total liabilities and stockholders' equity        $  23,487         $  32,513
                                                  ==========        =========

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)


                                                           Quarter Ended                 Nine Months Ended
                                                          September 30,                    September 30,
                                                       2003            2002            2003            2002
                                                       ----            ----            ----            ----
                                                            (unaudited)                     (unaudited)
Revenues:
License                                                  $  2,575        $  3,421        $  7,050        $  9,039
Services and maintenance                                      924             795           2,457           2,012
Hardware                                                      104             153             287           1,501
                                                             ----            ----            ----           -----
Total revenues                                              3,603           4,369           9,794          12,552
                                                           ------          ------           -----          ------
Cost of revenues:
License                                                       151             579             976           2,396
Services and maintenance                                      757           1,163           2,794           2,870
Hardware                                                        -              29               1           1,281
Software amortization                                         159             525             475           1,579
                                                             ----            ----            ----           -----
Total cost of revenues
                                                            1,067           2,296           4,246           8,126
                                                            ------          ------          ------          -----

Gross profit                                                2,536           2,073           5,548           4,426
                                                            ------          ------          ------          -----

Operating expenses:
Research and development
 Non-cash compensation                                         28              31              84             129
 Other research and development expense                       969           1,655           4,090           5,977
Sales and marketing
 Non-cash compensation                                         10              17              27              55
 Other selling and marketing expense                        1,777           3,836           6,558          13,628
General and administrative
 Non-cash compensation                                        108             103             381           1,202
 Other general and administrative expense                   1,747           2,374           6,264           8,446
Depreciation and amortization                                 278             422             848           1,062
Special charges                                               -               -               -               820
                                                             ----            ----            ----             ---
 Total operating expenses                                   4,917           8,438          18,252          31,319
                                                            ------          ------         ------          ------
Operating loss                                             (2,381)         (6,365)        (12,704)        (26,893)

Other income (expense):
Gains (losses) on disposal of assets, net                       -             (86)             743           (123)
Other income (expense), net                                   639              47             621              44
Interest income (expense), net                                (24)             93              29             406
                                                             ----             ---             ---             ---

Loss before income taxes (benefit)                         (1,766)         (6,311)        (11,311)        (26,566)

Provision for income taxes (benefit)                           45             -               140            (668)
                                                              ---            ----            ----            -----

Net loss                                                $  (1,811)       $ (6,311)      $ (11,451)      $ (25,898)
                                                        ==========       =========      ==========      ==========

Basic and diluted net loss per weighted average
 common share outstanding                               $  (0.07)       $  (0.23)       $  (0.42)       $  (0.96)
                                                        =========       =========       =========       =========

SHARES

Weighted average number of common shares
 outstanding used in calculation of basic and
 diluted net loss per share                                27,741          27,222         27,391           27,001
                                                          =======          ======         ======           ======